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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

OXBORO MEDICAL INTERNATIONAL, INC. ANNOUNCES RESULTS OF INITIAL RIGHTS OFFERING PERIOD AND EXTENSION OF RIGHTS OFFERING

MINNEAPOLIS, October 5, 1999/PRNewswire/ -- Oxboro Medical International, Inc. (Nasdaq: OMED - news) today announced the results of the initial offering period for its rights offering to shareholders. The rights offering became effective on September 1, 1999. The initial phase of the offering ended on September 30, 1999. Under the terms of the offering, each Oxboro shareholder was entitled to purchase two shares of Common Stock and one Warrant for purchase of one additional share of Common Stock of the Company for each share held. Gross proceeds from the sale of Oxboro Common Stock in the rights offering at September 30, 1999 were $371,320.

The Company also announced today that it has exercised its right to extend the rights offering. Under the terms of the offering, Oxboro shareholders of record at August 20, 1999 were entitled to exercise their purchase rights for an initial 30-day offering period, ending September 30, 1999, followed by a 30-day over-subscription privilege, subject to the Company's right to extend the offering. The Company has exercised its right to extend the initial offering period to October 29, 1999 and has also extended the over-subscription privilege to November 30, 1999. As extended, the offering will terminate on November 30, 1999.

The proceeds from the initial phase of the rights offering will enable the Company to meet the Nasdaq net tangible asset requirement for continued listing on the Nasdaq SmallCap Market. Under the rules of the Nasdaq Stock Market, the Company must maintain net tangible assets (assets, excluding goodwill, less liabilities) of at least $2,000,000. On June 30, 1999, the Company reported net tangible assets in its Form 10-QSB filed with the Commission of $1,627,963, which was approximately $372,000 less than the $2,000,000 listing requirement. The Company effected its rights offering as part of a plan of compliance to meet Nasdaq's net tangible asset requirement.

Oxboro's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "OMED." A registration statement relating to these securities was filed with the SEC and was declared effective by the SEC on September 1, 1999. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will the Company make any sales of these securities in any state in which an offer, solicitation or sale pursuant to the rights offering would be unlawful prior to registration or qualification under the securities laws of that state.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements," whether in its new releases, its filings with the SEC or in its reports to shareholders, or elsewhere. "Forward-looking statements" are statements such as those contained in projections, plans, objectives, estimates, statements of future economic performance, and assumptions related to any of the foregoing, and may be identified by the use of forward-looking terminology, such as "may,"
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"expect," "anticipate," "estimate," "goal," "continue," or other comparable terminology. By their very nature, forward-looking statements are subject to known and unknown risks and uncertainties relating to the Company's future performance that may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied in any such "forward-looking statements." Various factors and risks (not all of which are identifiable at this time) could cause the Company's results, performance or achievements to differ materially from that contained in the Company's forward-looking statements, and investors are cautioned that any forward-looking statement contained herein or elsewhere is qualified by and subject to the warnings and cautionary statements contained above and in its filings with the SEC. The Company does not undertake and assumes no obligation to update any forward-looking statement that may be made from time to time by or on behalf of the Company.

FOR FURTHER INFORMATION:
Matthew E. Bellin, President
Oxboro Medical International, Inc.
612-755-9516 telephone
612-755-9466 fax